                                                                 EXHIBIT 99.3


                 [LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]



Board of Directors
Barr Laboratories, Inc.
Two Quaker Road, P.O. Box D 2900
Ponoma, New York  10970-0519

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated June 28, 2001, to the Board of Directors of Barr Laboratories, Inc. (the "Company") as Annex 2 to, and to the references to our firm and to our opinion under the headings "SUMMARY-Opinion of Barr's Financial Advisor, "THE MERGER-Background to the Merger" and "THE MERGER-Opinion of Barr's Financial Advisor" in, the Joint Proxy Statement/Prospectus that is made part of the Registration Statement on Form S-4 to which this consent is filed as an exhibit relating to the proposed merger transaction involving the Company and Duramed Pharmaceuticals, Inc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                          Very truly yours,

                                          /s/ BANC OF AMERICA SECURITIES LLC
                                          -----------------------------------
                                          BANC OF AMERICA SECURITIES LLC


New York, New York
August 6, 2001